EXHIBIT 10.10
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                    INDEPENDENT CONSULTING SERVICES CONTRACT
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         THIS  AGREEMENT  made  this  18th  day of  October,  2000  (hereinafter
referred  to  as  "Effective  Date")  between  LEVCAP   COMMUNICATIONS  INC.,  a
corporation carrying on business in Montreal, Canada (hereinafter referred to as "LevCap") of the first part, and ARS Networks Inc., a corporation carrying on business in Champlain, New York (hereinafter referred to as the "Client"), of the second part.

         WHEREAS the Client desires to retain a company to improve the Client's investor relations and public relations.

         AND WHEREAS LevCap is engaged in the business of providing investor relations and public relations by acting as a liaison between the Client and the investing public.

         AND WHEREAS the Client desires to retain LevCap to provide investor relations and public relations.

         NOW THEREFORE WITNESSETH IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


DEFINITIONS AND INTERPRETATION
------------------------------

         1. In this Agreement the following terms have the following meanings:

            a. "Affiliate" of a specified entity means any entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified entity;

            b.   "Client"   includes   any  parent,   significant   shareholder,
subsidiary, division, directors, officers, employees, agents, representatives, or Affiliate;

            c. "LevCap's Business" means providing services with respect to the planning and implementation of investor relation programs. These services are:

               i. investor relations and public relations consulting, training and education, strategic and tactical planning for investor relations programs, and multi-tiered and multi-media campaigns; the planning, design and implementation of systems that create and maintain investor awareness in the investment community; the planning, design and implementation of press releases, research reports, newsletters or any medium that highlights our clients' positive developments; the planning, design and implementation of systems that facilitate the exchange of information between the investment community and our clients; the planning, design and implementation of road show presentations to key brokerage firms and private investors.


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         2. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects, as an Ontario contract.

         3. Time is of the essence of this Agreement.

         4. This Agreement constitutes the entire agreement among the parties and supersedes all previous agreements and understandings in any way relating to its subject matter. The Client acknowledges that the execution of this Agreement has not been induced by, nor does the Client rely upon or regard as material, any oral or written representations, warranties, inducements, promises, agreements or statements whatsoever, whether direct or collateral, express or implied, statutory or otherwise, not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by a memorandum in writing signed by all the parties.

         5. Subject to the restrictions on assignment herein, this Agreement shall enure to the benefit of and be binding upon the parties, their respective heirs, executors, administrators, successors and assigns.


SERVICES RETAINED
-----------------

         6. During the term of this Agreement, the Client agrees to retain the professional services of LevCap to perform the following services:

            a. Contacting investment advisors and private investors in order to introduce them to the Client's technology, stock and business model;

            b. Acting as a liaison between potential and vested investors and the Client in order to address any questions and concerns investors have regarding the Client;

            c. Keeping investment advisors and private investors apprised of Client developments;

            d. Press release consultation;

            e. Organizing presentations and/or online discussions featuring the Client (intended for private investors and financial advisors); and

            f. Facilitating the exchange of information between investment advisors and private investors and the Client management.

            g. Providing coverage for the Client on LevCap's professional web sites.

(hereinafter collectively referred to as the "Services").

         7. LevCap hereby will render the Services subject to and in accordance with the terms and conditions of this Agreement.


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COMPENSATION AND ADDITIONAL CONSULTING SERVICES
-----------------------------------------------

         8. As compensation for the performance of the Services, the Client agrees:

            a. To issue to LevCap fifteen thousand (15,000) restricted shares (subject to Rule 144 of the Securities Act of 1933) per month of ARS Networks (OTC BB: ARSN) ("ARSN") and to cause these same shares to be mailed on the first of every month to LevCap Communications Inc., situated at: 4840 Bonavista Road, Suite 411 Montreal, Canada H3W 2C8;

            b. To grant LevCap Piggyback registration rights for each monthly installment of fifteen thousand (15,000) restricted shares issued to LevCap;

            c. To transfer, on the first of each month, eight thousand (8,000) free trading shares of ARSN into LevCap's brokerage account #49-UL0 1-5 at Thomson Kernaghan, situated at: 1000-11 77 West Hastings Vancouver, BC V6E 2K3;

            d. The terms of payment as stated above are to be carried out for a period of ninety (90) days from the Effective Date, and are renewable automatically unless modified or terminated by either party with 30 days written notice every ninety (90) days thereafter for a period of one (1) year, at which time the terms of a new agreement may be negotiated.

         9. Should the Client desire LevCap to perform additional services, including but not limited to the provision of LevCap's Business, whether during the performance of the Services r after completion of the Services (hereinafter referred to as the "Additional Services"), LevCap and the Client shall, before such services are performed, mutually agree in writing on LevCap's compensation.

         10. In the event that the Client causes a delay in the performance of the Services and/or Additional Services that results in additional costs to LevCap, LevCap shall provide the Client with written notice of the delay and the resulting costs. The Client shall pay the said costs to LevCap, and any time limits of performance hereunder shall be extended by the number of days of the delay.

         11. If a dispute concerning the Compensation and/or an invoice arises, the disputing party shall notify the other party in writing within fifteen (15) days after receipt of the disputed invoice (hereinafter referred to as "Disputed Invoice Notice"), and the parties shall discuss in good faith the disputed issue. In the absence of provision of a Disputed Invoice Notice within such fifteen (15) day period, the Compensation and/or invoices made hereunder shall be deemed final and binding.


REPRESENTATIONS, WARRANTIES LIMITATION OF LIABILITY AND INDEMNITY
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         12.  There  are  no  warranties  or  representations  whether  express, implied, statutory or allegedly extended in any communication between the parties except as specifically set out in this Agreement.

         13. In no event will LevCap be liable for any exemplary, incidental, indirect, special or consequential damages incurred by the Client during the term of this Agreement or at any time thereafter, even if LevCap has been advised of the possibility of those damages or for any claim by any other party.

         14. The liability, if any, of LevCap for any reason and upon any cause of action or claim shall be limited to the amount paid by the Client to LevCap for the month period immediately preceding the accrual of the action or claim for the specific service which is the subject of the action or claim. This limitation applies to all causes of actions or claims in the aggregate. Furthermore, no cause of action accrued more than six (6) months prior to the filing of a suit alleging such cause of action may be asserted against LevCap.

         15. The Client acknowledges that any and all information, documents, reports or statements that it provides to LevCap for the purposes of this Agreement, including but not limited to the provision of the Services and/or Additional Services, are accurate and does not contain any untrue statement of a material fact and does not omit or will not omit to state a material fact necessary to make the statements contained therein not misleading.


TERM AND TERMINATION
--------------------

         16. The term of this Agreement will commence on October 23, 2000 and will be automatically renewable unless modified or terminated by either party with 30 days written notice, every 90 days thereafter for a period of one (1) year, at which time the term of a new agreement may be negotiated.

         17. In the event of the termination of this Agreement LevCap will submit a final invoice to the Client for the Additional Services rendered up to the Agreement termination date. The Client agrees to pay the amount of the invoice submitted within fifteen (15) days of receipt of the said invoice.


GENERAL CONTRACT PROVISIONS
---------------------------

         18. The Client agrees, during and after the term of this Agreement, to indemnify LevCap against all liability, losses, damages, costs and expenses (including legal fees on a solicitor and client basis) which are incurred, suffered or sustained by LevCap as a result of any violation of this Agreement by the Client, or as a result of any act or omission of the Client or other persons for whom it is at law responsible.

         19. LevCap shall have the sole supervision and direction of the Services and/or Additional Services covered by this Agreement.

         20. The Client hereto agrees that LevCap is an independent contractor and not the agent, employee or other representative of the Client, and that this Agreement shall not be construed so as to constitute LevCap a partner, agent, employee, joint venturer, fiduciary, or representative of the Client for any purpose whatsoever.

         21.  If any of the  parties  hereto  are  comprised  of more  than  one individual, corporation or other entity, the obligations of each such individual, corporation or other entity under this Agreement shall be joint and several.

         22. Notwithstanding any other provision of this Agreement, upon the failure of the Client to pay to LevCap as and when due any amount owing to them, LevCap may, at its election, deduct such unpaid amount from any monies or credit held by LevCap for the account of the Client.

         23. Any disclaimer, indemnification, ownership, confidentiality and Intellectual Property clause in this Agreement shall survive any termination of this Agreement.

         24. The waiver by LevCap of any breach of any provision of this Agreement shall not be deemed to be a waiver unless expressly set forth in writing by LevCap, and then such waiver shall be limited to the circumstances set forth in such written waiver.

         25. No party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to causes beyond its reasonable control. If any such delay occurs, any applicable time period shall be automatically extended for a period equal to the time lost, as long as the party affected makes reasonable efforts to correct the reason for such delay and gives to the other party prompt notice of such delay.

         26. The Client acknowledges that they have received, have had an ample time to read and have read this Agreement and fully understand its provisions. The Client further acknowledges that they have had an adequate opportunity to be advised by the legal advisors of their own choosing regarding all pertinent aspects of this Agreement and the contractual relationship created hereby.

         27. THE PARTIES HAVE REQUESTED AND DO HEREBY CONFIRM THEIR REQUEST THAT THE PRESENT CONTRACT BE IN ENGLISH ONLY.

         LES PARTIES DECLARENT QU'ILS ONT EXIGE ET PAR LES PRESENTES CONFIRMENT LEUR DEMANDE QUE CE CONTRACT SOIT REDIGEE EN ANGLAIS SEULEMENT.

         IN WITNESS  WHEREOF the parties have executed this  Agreement  this ___
day of   , 2000.


SIGNED, SEALED AND DELIVERED IN               ARS NETWORKS INCORPORATED
THE PRESENCE OF:

_________________________________         _____________________________________
Name:____________________________         Name:
                                          Title:
                                          A.S.O.
                                          I have authority to bind the company

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SIGNED, SEALED AND DELIVERED IN           LEVCAP COMMUNICATIONS INCORPORATED
THE PRESENCE OF:


Name:____________________________         Name:________________________________
                                          Title:_______________________________
                                          A.S.O._______________________________
                                          I have authority to bind the company